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                                                                    EXHIBIT 1.02

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                                OGE ENERGY CORP.

                            (an Oklahoma corporation)

            ____ Shares of Common Stock, par value $0.01 per share*


                                     FORM OF
                               PURCHASE AGREEMENT
                                 (Common Stock)


Dated:

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* Plus an option to acquire to_____additional shares of Common Stock.

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                                TABLE OF CONTENTS

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                                                                                                        PAGE
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SECTION 1.    REPRESENTATIONS AND WARRANTIES..............................................................2

     (a)   Representations and Warranties by the Company..................................................2

           (i)      Compliance with Registration Requirements.............................................2

           (ii)     Incorporated Documents................................................................3

           (iii)    Independent Accountants...............................................................3

           (iv)     Financial Statements..................................................................3

           (v)      No Material Adverse Change............................................................4

           (vi)     Good Standing of the Company..........................................................4

           (vii)    Good Standing of the Company's Subsidiaries...........................................4

           (viii)   Capitalization........................................................................4

           (ix)     Authorization of Agreement............................................................5

           (x)      Authorization of Shares...............................................................5

           (xi)     Absence of Defaults and Conflicts.....................................................5

           (xii)    Absence of Proceedings................................................................5

           (xiii)   Accuracy of Exhibits..................................................................6

           (xiv)    Absence of Further Requirements.......................................................6

           (xv)     Possession of Licenses and Permits....................................................6

           (xvi)    Title to Property.....................................................................6

           (xvii)   Stabilization.........................................................................7

     (b)   Officer's Certificates.........................................................................7

SECTION 2.    SALE AND DELIVERY TO UNDERWRITERS; CLOSING..................................................7

     (a)   Purchase and Sale..............................................................................7

     (b)   Delivery and Payment...........................................................................8

SECTION 3.    COVENANTS OF THE COMPANY....................................................................8

     (a)   Compliance with Securities Regulations and Commission Requests.................................8

     (b)   Filing of Amendments...........................................................................8

     (c)   Delivery of Registration Statements............................................................9

     (d)   Delivery of Prospectuses.......................................................................9

     (e)   Continued Compliance with Securities Laws......................................................9

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
     (f)   Rule 158......................................................................................10

     (g)   Use of Proceeds...............................................................................10

     (h)   Restriction on Sale of Securities.............................................................10

     (i)   Listing of Shares.............................................................................10

     (j)   Blue Sky Qualification........................................................................10

SECTION 4.    PAYMENT OF EXPENSES........................................................................10

     (a)   Expenses......................................................................................10

     (b)   Termination of Agreement......................................................................10

SECTION 5.    CONDITIONS OF UNDERWRITERS' OBLIGATIONS....................................................11

     (a)   Effectiveness of Registration Statement; Filing of Prospectus.................................11

     (b)   Opinions of Counsel for Company...............................................................11

           (i)      Opinion of Oklahoma Counsel..........................................................11

           (ii)     Opinion of Jones Day.................................................................13

     (c)   Opinion of Counsel for Underwriters...........................................................14

     (d)   Officers' Certificate.........................................................................14

     (e)   Accountants' Comfort Letter...................................................................14

     (f)   Bring-down Comfort Letter.....................................................................14

     (g)   Maintenance of Rating.........................................................................14

     (h)   Listing of Shares.............................................................................15

     (i)   Additional Documents..........................................................................15

     (j)   Termination of Agreement......................................................................15

SECTION 6.    CONDITIONS OF COMPANY'S OBLIGATIONS........................................................15

SECTION 7.    INDEMNIFICATION............................................................................16

     (a)   Indemnification of Underwriters...............................................................16

     (b)   Indemnification of Company, Directors and Officers............................................16

     (c)   Actions against Parties; Notification.........................................................17

     (d)   Settlement without Consent if Failure to Reimburse............................................17

SECTION 8.    CONTRIBUTION...............................................................................18

SECTION 9.    REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY.............................19

SECTION 10.   TERMINATION OF AGREEMENT...................................................................19

     (a)   Termination; General..........................................................................19

     (b)   Liabilities...................................................................................20

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SECTION 11.   DEFAULT BY ONE OR MORE OF THE UNDERWRITERS.................................................20

SECTION 12.   NOTICES....................................................................................20

SECTION 13.   PARTIES....................................................................................21

SECTION 14.   GOVERNING LAW AND TIME.....................................................................21

SECTION 15.   EFFECT OF HEADINGS.........................................................................21

SCHEDULES
Schedule A -- List of Underwriters.................................................................Sch. A-1
Schedule B -- Information Provided by Underwriters.................................................Sch. B-1

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                                OGE ENERGY CORP.

                            (AN OKLAHOMA CORPORATION)

             ____ SHARES OF COMMON STOCK, PAR VALUE $0.01 PER SHARE

                               PURCHASE AGREEMENT

                                                                               ,


To:


Ladies and Gentlemen:

     OGE Energy Corp., an Oklahoma corporation (the "Company"), confirms its
agreement with         (the "Representative"),         and        (collectively,
with the Representative, the "Underwriters," which term includes any underwriter substituted as hereinafter provided in Section 11 hereof), with respect to the issue and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of an aggregate of ________ shares (the "Firm Shares") and at the election of the Underwriters an aggregate of __________ additional shares (the "Option Shares") of common stock, par value $0.01 per share, of the Company, in each case, including the associated preferred stock purchase rights (the "Common Stock"). The Firm Shares and the Option Shares that the Underwriters elect to purchase pursuant to Section 2 are hereinafter collectively called the "Shares."

     The Company understands that the Underwriters propose to make a public offering of the Shares as soon as they deem advisable after this Agreement has been executed and delivered.

     The Company has filed with the Securities and Exchange Commission (the
"Commission") a registration statement on Form S-3 (No. 333-     ) covering the
registration of the Shares under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus or prospectuses. Promptly after execution and delivery of this Agreement, the Company will either
(i) prepare and file a prospectus in accordance with paragraph (b) of Rule 424 ("Rule 424(b)") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") or (ii) if the Company elects to rely upon Rule 434 ("Rule 434") of the 1933 Act Regulations, prepare and file a term sheet (a "Term Sheet") in accordance with the provisions of Rule 434 and Rule 424(b). The information included in such prospectus or in such Term Sheet, as the case may be, that was omitted from such registration statement at the time it became effective is referred to as the "Offering Terms." Each prospectus used before such registration statement became effective, and any prospectus that omitted the Offering Terms, that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a "preliminary prospectus." Such registration statement, including the exhibits thereto, schedules thereto, if any, and the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, at the time it became

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effective and including the Offering Terms, is herein called the "Registration
Statement." Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final prospectus, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, in the form first furnished to the Underwriters for use in connection with the offering of the Shares is herein called the "Prospectus." If Rule 434 is relied on, the term "Prospectus" shall refer to the preliminary
prospectus dated       , together with the Term Sheet, and all references in
this Agreement to the date of the Prospectus shall mean the date of the Term Sheet. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any Term Sheet or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

     All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the "1934 Act") which is incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.

     SECTION 1. REPRESENTATIONS AND WARRANTIES

     (a) REPRESENTATIONS AND WARRANTIES BY THE COMPANY. The Company represents and warrants to each Underwriter as of the date hereof and as of the Closing Time (as defined in Section 2(b) hereof), and agrees with each Underwriter, as follows:

                (i) COMPLIANCE WITH REGISTRATION REQUIREMENTS. The Company meets the requirements for use of Form S-3 under the 1933 Act. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

          At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective (and, if later, at the time of filing of the Company's annual report on Form 10-K) and at the Closing Time, the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations, and did not and will

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     not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If Rule 434 is used, the Company will comply with the requirements of Rule 434. The representations and warranties in this subsection shall not apply to (A) that part of the Registration Statement which constitutes the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of 1939, (B) information contained in the Registration Statement or the Prospectus relating to The Depository Trust Company and its book-entry system, or (C) statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with the information furnished to the Company in writing by any Underwriter through the Representative expressly for use in the Registration Statement or Prospectus, which information is set forth on Schedule B hereto.

          Each preliminary prospectus and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 of the 1933 Act Regulations ("Rule 424"), complied when so filed in all material respects with the 1933 Act Regulations, and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                (ii) INCORPORATED DOCUMENTS. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations or the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations"), as applicable, and, when read together with the other information in the Prospectus, at the time the Registration Statement became effective (and, if later, at the time of filing of the Company's annual report on Form 10-K), at the time the Prospectus was issued and at the Closing Time, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                (iii) INDEPENDENT ACCOUNTANTS. Ernst & Young LLP, the accountants who examined the financial statements and supporting schedules included in the Registration Statement, are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

                (iv) FINANCIAL STATEMENTS. The financial statements included in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the results of operations, stockholders' equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial

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     statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved, except as otherwise stated in the notes thereto. The supporting schedules, if any, included in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein. The selected financial information included in the Prospectus presents fairly the information shown therein and has been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement. The Company has no material contingent obligation which is not disclosed in the Prospectus.

                (v) NO MATERIAL ADVERSE CHANGE. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, results of operations, properties, business affairs or business prospects of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries taken as a whole, and (C) except for regular quarterly dividends on the Common Stock in amounts consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

                (vi) GOOD STANDING OF THE COMPANY. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Oklahoma and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

                (vii) GOOD STANDING OF THE COMPANY'S SUBSIDIARIES. Each subsidiary of the Company named in Exhibit 21.01 to the Company's most recent Annual Report on Form 10-K ("Significant Subsidiary") has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which it owns or leases substantial properties or in which the conduct of its business requires such qualification, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect. The capital stock of each subsidiary owned by the Company, directly or through subsidiaries, is owned free and clear of any pledge, lien, encumbrance or claim, except as disclosed in the Registration Statement.

                (viii) CAPITALIZATION. The authorized, issued and outstanding capital stock of the Company is as stated in the Prospectus. The shares of issued and outstanding

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     capital stock of the Company have been duly and validly issued and are fully paid and non-assessable.

                (ix) AUTHORIZATION OF AGREEMENT. This Agreement has been duly authorized, executed and delivered by the Company.

                (x) AUTHORIZATION OF SHARES. The Shares have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered and paid for as provided herein, will be duly authorized, validly issued and fully paid and nonassessable and will conform to the description of the Common Stock in the Registration Statement and Prospectus. Shareholders of the Company will have no preemptive rights with respect to the issuance of the Shares.

               (xi) ABSENCE OF DEFAULTS AND CONFLICTS. Neither the Company nor any Significant Subsidiary is in violation of its Restated Certificate of Incorporation or By-Laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which it is a party or by which it may be bound, or to which any of its property or assets is subject (collectively, "Agreements and Instruments") except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the issuance and delivery of the Shares, and the consummation of the transactions contemplated herein and in the Registration Statement (including the issuance and sale of the Shares and the use of the proceeds from the sale of the Shares as described in the Prospectus under the caption "Use of Proceeds") and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Significant Subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the Restated Certificate of Incorporation or By-Laws of the Company or any Significant Subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Significant Subsidiary or any of their assets, properties or operations. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any Significant Subsidiary.

                (xii) ABSENCE OF PROCEEDINGS. Other than as disclosed in the Registration Statement, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the

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     Company or any of its subsidiaries, which is required to be disclosed in the Registration Statement or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder. The aggregate of all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of its property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

                (xiii) ACCURACY OF EXHIBITS. There are no contracts or documents which are required to be described in the Registration Statement, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described or filed as required.

                (xiv) ABSENCE OF FURTHER REQUIREMENTS. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Shares hereunder or the consummation of the transactions contemplated by this Agreement and the Registration Statement, except such as have been already obtained.

                (xv) POSSESSION OF LICENSES AND PERMITS. The Company and its subsidiaries possess such permits, licenses, approvals, consents, franchises and other authorizations issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct in all material respects the business now operated by them and as described in the Registration Statement and Prospectus, except where the failure so to possess such permit, license, approval, consent or authorization would not, singly or in the aggregate, have a Material Adverse Effect (collectively, "Governmental Licenses"); the Company and each subsidiary is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any subsidiary has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

                (xvi) TITLE TO PROPERTY. The Company and its subsidiaries have good and sufficient title to all real property, principal plants and all other property owned by them and which is material to the Company's and its subsidiaries' operations taken as a whole, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Prospectus or (b) do not, singly or in the aggregate, materially affect the value of such

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     property or do not interfere with the use made and proposed to be made of such property by the Company or its subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries taken as a whole, and under which the Company or its subsidiaries holds properties described in the Prospectus, are in full force and effect, and neither the Company nor any subsidiary has notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or any subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

                (xvii) STABILIZATION. The Company will not take, directly or indirectly, any action which is designed to stabilize or manipulate, or which constitutes or which might reasonably be expected to cause or result in stabilization or manipulation, or the price of any security of the Company in connection with the offering of the Shares.

     (b) OFFICER'S CERTIFICATES. Any certificate signed by any officer of the Company and delivered to any Underwriter or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

     SECTION 2. SALE AND DELIVERY TO UNDERWRITERS; CLOSING

     (a) PURCHASE AND SALE. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, (i) the Company agrees to sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Company, at the purchase price of $_______ per share, the number of Firm Shares set forth opposite their respective names in Schedule A hereto and (ii) in the event and to the extent that the Underwriters shall exercise the election to purchase Option Shares as hereinafter provided in this Section 2, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price per share set forth in clause (i) of this sentence, the number of Option Shares (adjusted by the Representative so as to eliminate fractional shares) determined by multiplying the total number of Option Shares to be purchased by the Underwriters as set forth in the notice referred to below by a fraction, the numerator of which is the number of Firm Shares to be purchased by such Underwriter as set forth opposite such Underwriter's name in Schedule A hereto and the denominator of which is the total number of Firm Shares. The Underwriters agree to offer the Shares to the public as set forth in the Prospectus.

     The Company hereby grants to the Underwriters the option to purchase, at their election, up to _______ of the Option Shares, at the purchase price per share specified in the first paragraph of this Section 2, for the sole purchase of covering over-allotments in the sale of the Firm Shares. Such election may be exercised only by written notice from the Representative to the Company given within the period of 30 calendar days after the date of this Agreement, which notice shall set forth the aggregate number of Option Shares to be purchased and the date on which such Option Shares are to be delivered, as determined by the Representative (but in no event earlier than the First Closing Time, as defined in paragraph (b) or, unless the Representative and the Company otherwise agree in writing, earlier than two or later than 10 business days after the date of such notice).

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     (b)  DELIVERY AND PAYMENT. Delivery of and payment for the Firm Shares shall be made by the Company and the Representative on behalf of the Underwriters at 10:00 a.m., New York City time, on ________, at the offices of ______________________________, which date and time may be postponed by agreement between the Representative and the Company. Delivery of and payment for the Option Shares shall be made at the place, date and time specified by the Representative in the written notice of election given by the Representative pursuant to Section 2(a) or such other time and date as the Representative and the Company may agree upon in writing. Such time and date for delivery of the Firm Shares is hereinafter called the "First Closing Time"; such time and date for delivery of the Option Shares, if not the First Closing Time, is hereinafter called the "Second Closing Time"; and each such time and date for delivery is hereinafter called a "Closing Time." Delivery of the Shares shall be made to the Representative for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representative of the purchase price thereof to or upon the order of the Company by wire transfer of immediately available funds. The Shares will be delivered in definitive form. The Shares will be registered in the names of the Underwriters and in the denominations set forth in Schedule A hereto except that if the Company receives a written request from the Representative prior to noon on the second business day preceding the Closing Time giving the names in which the Shares are to be registered and the denominations thereof the Company will deliver the Shares so registered. Certificates for the Shares will be made available to the Representative for checking in New York, New York, not later than 2:00 p.m., New York City time, on the business day preceding the Closing Date.

     SECTION 3. COVENANTS OF THE COMPANY

     The Company covenants with each Underwriter as follows:

     (a) COMPLIANCE WITH SECURITIES REGULATIONS AND COMMISSION REQUESTS. The Company, subject to Section 3(b), will comply with the requirements of Rule 424 or Rule 434, as applicable, and will notify the Underwriters immediately, and confirm the notice in writing, (i) of the effectiveness of any post-effective amendment to the Registration Statement, or of the filing of any supplement to the Prospectus or any amended Prospectus, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

     (b) FILING OF AMENDMENTS. The Company will give the Underwriters notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), any Term Sheet or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Representative with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representative or counsel for the Underwriters reasonably objects.

     (c) DELIVERY OF REGISTRATION STATEMENTS. The Company has furnished or will deliver to the Representative and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, in such number as the Representative reasonably requests, and will also deliver to the Representative, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

     (d) DELIVERY OF PROSPECTUSES. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

     (e) CONTINUED COMPLIANCE WITH SECURITIES LAWS. The Company will comply with the 1933 Act and the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Shares, any event occurs or condition exists as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it is necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

     (f) RULE 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

     (g) USE OF PROCEEDS. The Company will use the net proceeds received by it from the sale of the Shares in the manner specified in the Prospectus under "Use of Proceeds."

     (h) RESTRICTION ON SALE OF SECURITIES. During the period beginning on the date of this Agreement and continuing until the Closing Time, which period shall in no event exceed ___ business days, the Company will not, without the prior written consent of the Representative, in its sole discretion, directly or indirectly, issue, sell, offer or contract to sell, grant any option for the sale of, or otherwise transfer or dispose of, any shares of Common Stock of the Company except pursuant to its dividend reinvestment and stock purchase program and its employee benefit plans.

     (i) LISTING OF SHARES. The Company will use its best efforts to list, subject to notice of issuance, the Shares on the New York Stock Exchange and the Pacific Exchange.

     (j) BLUE SKY QUALIFICATION. The Company will furnish such information, execute such instruments and take such action as may be required to qualify the Shares for sale under the laws of such jurisdictions as the Representative may designate and will maintain such qualifications in effect so long as required for the distribution of the Shares; provided that the Company shall not be required to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general or unlimited service of process in any jurisdiction where it is not now so subject.

     SECTION 4. PAYMENT OF EXPENSES

     (a) EXPENSES. Whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, the Company will pay all expenses incident to the performance of its obligations under this Agreement, including
(i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and Selected Dealer Agreement, and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Shares, (iii) all costs, taxes and expenses incident to the preparation, issuance and delivery of the Shares to the Underwriters, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Term Sheets and of the Prospectus and any amendments or supplements thereto, (vi) all costs and expenses (including reasonable fees and expenses of counsel) incurred in connection with "blue sky" qualifications, and (vii) all costs and expenses incurred in connection with the listing of the Shares on the New York Stock Exchange and the Pacific Exchange.

     (b) TERMINATION OF AGREEMENT. If this Agreement is terminated by the Underwriters in accordance with the provisions of Section 5 or Section 10(a)(i) hereof or in accordance with

Section 6 hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

     SECTION 5. CONDITIONS OF UNDERWRITERS' OBLIGATIONS

     The obligations of the several Underwriters to purchase the Shares to be delivered at each Closing Time are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof as of the date hereof and as of such Closing Time and in certificates of any officer of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder and to the following further conditions:

     (a) EFFECTIVENESS OF REGISTRATION STATEMENT; FILING OF PROSPECTUS. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective, and at such Closing Time, no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Offering Terms shall have been filed with the Commission in accordance with Rule 424(b) or, if the Company has elected to rely upon Rule 434, a Term Sheet shall have been filed with the Commission in accordance with Rule 424(b).

     (b) OPINIONS OF COUNSEL FOR COMPANY. At each Closing Time, the Representative shall have received the favorable opinions, dated as of such Closing Time, of Rainey, Ross, Rice & Binns, Oklahoma City, Oklahoma, and Jones Day, Chicago, Illinois, each counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed original or reproduced copies of such opinions for each of the other Underwriters to the effect set forth below and to such further effect as counsel to the Underwriters may reasonably request.

                (i)     OPINION OF OKLAHOMA COUNSEL.

                        (A) the Company is a legally existing corporation and is in good standing under the laws of the State of Oklahoma and has corporate power, right and authority to do business and to own property in the State of Oklahoma in the manner and as set forth in the Prospectus;

                        (B) each Significant Subsidiary is a legally existing corporation and is in good standing under the laws of the jurisdiction of its incorporation and has the corporate power, right and authority to do business and to own property in their in their respective jurisdictions in the manner and as set forth in the Prospectus;

                        (C) The issue and sale of the Shares by the Company in accordance with the terms of this Agreement have been duly and validly authorized by all necessary corporate action; the Shares, when certificates therefor have been duly executed, countersigned and registered and delivered to and paid for by the Underwriters pursuant to this Agreement, will constitute Common

          Stock which has been duly authorized and validly issued, is fully paid and non-assessable and has not been issued in violation of the preemptive rights of any shareholder of the Company; the certificates for the Shares are in due and proper form; and the Common Stock conforms as to legal matters with the statements concerning it made in the Prospectus, and such statements accurately set forth the matters respecting the Common Stock required to be set forth in the Prospectus;

                        (D) while, except as otherwise stated in said opinion, such counsel are not passing upon and do not assume responsibility for and shall not be deemed to have independently verified the accuracy, completeness or fairness of the Registration Statement or the Prospectus, nothing has come to the attention of such counsel that would lead them to believe that the Registration Statement at the time it became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus at the time it was filed pursuant to Rule 424 and/or Rule 434 under the 1933 Act or at such Closing Time contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                        (E) the execution and delivery of this Agreement have been duly authorized by the necessary action on the part of the Company and this Agreement constitutes the valid and binding agreement of the Company except to the extent that the provisions for indemnities or contribution may be held to be unenforceable as against public policy;

                        (F) such counsel does not know of any legal or governmental proceedings required to be described in the Prospectus which are not described as required, nor of any contracts or documents of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement which are not described or filed as required;

                        (G) all statements contained in the Registration Statement and Prospectus purporting to set forth the advice or the opinion of such counsel or to be based upon the opinion of such counsel correctly set forth the opinion of such counsel on such respective matters;

                        (H) the execution and delivery of this Agreement and the issuance of the Shares, under the circumstances contemplated hereby, do not and will not violate the Restated Certificate of Incorporation or By-Laws of the Company or any Significant Subsidiary, or in any material respect conflict with or constitute on the part of the Company or any Significant Subsidiary a breach of or default under any indenture, lease, mortgage, deed of trust, note, agreement or other instrument known to such counsel to which the Company or such Significant Subsidiary is a party or any law, regulation, consent decree or administrative, arbitration or court order known to such counsel to which the Company or such Significant Subsidiary is subject;

                        (I) no approval, authorization, consent, certificate or order of any Oklahoma commission or regulatory authority is necessary with respect to the offering, issuance, sale or delivery of the Shares to the Underwriters as contemplated in this Agreement; and

                        (J) except in localities where Oklahoma Gas and Electric Company has no franchises, which are relatively few and not of large population, or where the failure to have such franchises will not have a material adverse effect on the business or operations of Oklahoma Gas and Electric Company, Oklahoma Gas and Electric Company has sufficient authority under statutory provisions or by grant of franchises or permits by municipalities or counties to conduct its business in Oklahoma as presently conducted and as described in the Prospectus.

                (ii)    OPINION OF JONES DAY.

                        (A) such opinion shall cover the matters set forth in subdivisions (D), (F) and (H) of paragraph (b)(i) of this Section 5;

                        (B) the Registration Statement, including any Rule 462(b) Registration Statement, has become effective under the 1933 Act, the Prospectus has been filed pursuant to Rule 424(b) and/or Rule 434 of the 1933 Act Regulations, and, to the best knowledge of said counsel, no proceedings for a stop order in respect thereof are pending or threatened under Section 8(d) or 8(e) of the 1933 Act;

                        (C) the Registration Statement, including any Rule 462(b) Registration Statement, the Offering Terms and the Prospectus (except as to the financial statements and financial or statistical data contained therein, with respect to which said counsel need express no opinion) comply as to form, in all material respects, with the requirements of the 1933 Act and the 1934 Act and the rules and regulations of the Commission under such Acts; and the documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus (except as to the financial statements and financial or statistical data contained therein, with respect to which said counsel need express no opinion) as of their respective dates of filing with the Commission complied as to form in all material respects with the 1934 Act and the 1934 Act Regulations;

                        (D) all approvals, authorizations, consents, certificates or orders of any state or federal commission or regulatory authority that are necessary with respect to the issuance and sale of the Shares by the Company as contemplated in this Agreement have been obtained.

                Such opinion may be subject to the reservation that, in giving such opinion, said counsel has relied on the opinion of Oklahoma counsel as to all matters of Oklahoma law, provided that such opinion shall state that said counsel believes that the Underwriters and they are justified in relying on the opinion of Oklahoma counsel.

     (c) OPINION OF COUNSEL FOR UNDERWRITERS. At each Closing Time, the Representative shall have received the favorable opinion, dated as of such Closing Time, of Chapman and Cutler, counsel for the Underwriters, together with signed original or reproduced copies of such letter for each of the other Underwriters with respect to such matters related to the issuance and sale of the Shares as the Underwriters may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of Illinois and the federal law of the United States, upon the opinions of Oklahoma counsel or other counsel satisfactory to the Underwriters.

     (d) OFFICERS' CERTIFICATE. At each Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, results of operations, properties, business affairs or business prospects of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business, and the Underwriters shall have received a certificate of the chief executive officer or a vice president of the Company and of the chief financial or chief accounting officer of the Company, dated as of such Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in this Agreement are true and correct with the same force and effect as though expressly made at and as of such Closing Time,
(iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to such Closing Time, and
(iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to their knowledge, are contemplated by the Commission.

     (e) ACCOUNTANTS' COMFORT LETTER. At the time of the execution of this Agreement, the Representative shall have received from Ernst & Young LLP a letter, dated such date, in form and substance satisfactory to the Underwriters, together with signed original or reproduced copies of such letter for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

     (f) BRING-DOWN COMFORT LETTER. At each Closing Time, the Representative shall have received from Ernst & Young LLP a letter, dated as of such Closing Time, together with signed original or reproduced copies of such letter for each of the other Underwriters, to the effect that Ernst & Young LLP reaffirms the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to such Closing Time.

     (g) MAINTENANCE OF RATING. Since the date of this Agreement, there shall not have occurred a downgrading in the rating assigned to any of the Company's securities by any

"nationally recognized statistical rating organization," as that term is defined by the Commission for purposes of Rule 436(g)(2) under the 1933 Act, and no such organization shall have publicly announced that it has under surveillance or review its rating of any of the Company's securities.

     (h) LISTING OF SHARES. The Shares to be delivered at such Closing Time shall have been duly approved for listing on the New York Stock Exchange and the Pacific Exchange, subject to official notice of issuance.

     (i) ADDITIONAL DOCUMENTS. At each Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Shares as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Shares as herein contemplated shall be satisfactory in form and substance to the Underwriters and counsel for the Underwriters.

     (j) TERMINATION OF AGREEMENT. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriters by notice to the Company at any time at or prior to such Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 7, 8 and 9 shall survive any such termination and remain in full force and effect.

     In giving the opinions contemplated by paragraphs (b) and (c) of this
Section 5, counsel, may rely upon certificates of state officials as to the Company's and its Significant Subsidiaries' good standing and upon certificates of officers of the Company as to matters of fact relevant to such opinions. In giving such opinions, counsel may assume (i) that the Shares have been executed on behalf of the Company by the manual or facsimile signatures of the President or a Vice President and the Secretary or an Assistant Secretary of the Company and have been countersigned and registered by an authorized official of the Transfer Agent and Registrar, (ii) that the signatures on all documents examined by them are genuine, and (iii) that the written information supplied by the Underwriters expressly for use in the Registration Statement or the Prospectus is adequate.

     SECTION 6. CONDITIONS OF COMPANY'S OBLIGATIONS

     The obligation of the Company to deliver the Shares at each Closing Time upon payment therefor shall be subject to the following conditions:

     At such Closing Time, no stop order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for that purpose shall then be pending before, or threatened by, the Commission.

     In case any of the conditions specified above in this Section 6 shall not have been fulfilled, this Agreement may be terminated by the Company by delivering written notice of termination to the Underwriters. Any such termination shall be without liability of any party to any other party except to the extent provided in Section 4 hereof and except that Sections 1, 7, 8 and 9 shall survive any such termination and remain in full force and effect.

     SECTION 7. INDEMNIFICATION

     (a) INDEMNIFICATION OF UNDERWRITERS. The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

                (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Offering Terms, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 7(d) below) any such settlement is effected with the written consent of the Company; and

                (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representative), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

PROVIDED, HOWEVER, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with the written information furnished to the Company by any Underwriter through the Representative expressly for use in the Registration Statement (or any amendment thereto), including the Offering Terms, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), which information is set forth on Schedule B hereto. The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any Underwriter or to any controlling person of that Underwriter.

     (b) INDEMNIFICATION OF COMPANY, DIRECTORS AND OFFICERS. Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Offering Terms, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the written information furnished to the Company by such Underwriter through the Representative expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto), which information is set forth on Schedule B hereto. The foregoing indemnity is in addition to any liability which any Underwriter may otherwise have to the Company or any such director, officer or controlling person.

     (c) ACTIONS AGAINST PARTIES; NOTIFICATION. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 7(a) above, counsel to the indemnified parties shall be selected by the Representative, and, in the case of parties indemnified pursuant to Section 7(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; PROVIDED, HOWEVER, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 7 or Section 8 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability (including any obligation to pay any amounts in settlements) arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

     (d) SETTLEMENT WITHOUT CONSENT IF FAILURE TO REIMBURSE. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
Section 7(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

     SECTION 8. CONTRIBUTION

     If the indemnification provided for in Section 7 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares pursuant to this Agreement or
(ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

     The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Shares pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, or, if Rule 434 is used, the corresponding location on the Term Sheet, bear to the aggregate initial public offering price of the Shares as set forth on such cover or corresponding location, as the case may be.

     The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

     Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

     No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     For purposes of this Section 8, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters' respective obligations to contribute pursuant to this Section 8 are several in proportion to the number of Shares set forth opposite their respective names in Schedule A hereto and not joint.

     SECTION 9. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY

     All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of the Shares to the Underwriters.

     SECTION 10. TERMINATION OF AGREEMENT

     (a) TERMINATION; GENERAL. The Representative may terminate this Agreement, by notice to the Company, at any time at or prior to a Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any loss sustained by the Company by strike, fire, flood, accident or other calamity of such character as to interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured, or any material adverse change in the condition, financial or otherwise, or in the earnings, results of operations, properties, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representative, impracticable to market the Shares or to enforce contracts for the sale of the Shares, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (iv) if a banking moratorium has been declared by either federal, New York or Oklahoma authorities or there is a material disruption in securities settlement or clearance services in the United States.

     (b) LIABILITIES. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 7, 8 and 9 shall survive such termination and remain in full force and effect.

     SECTION 11. DEFAULT BY ONE OR MORE OF THE UNDERWRITERS

     If one or more of the Underwriters fails at either Closing Time to purchase the Shares which it or they are obligated to purchase under this Agreement at such Closing Time (the "Defaulted Shares"), the remaining Underwriter or Underwriters will have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriter or underwriters, to purchase all, but not less than all, of the Defaulted Shares in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the remaining Underwriter or Underwriters do not complete such arrangements within such 24-hour period, then:

          (a) if the number of Defaulted Shares does not exceed 10% of the Shares to be purchased hereunder at such Closing Time, each of the non-defaulting Underwriters will be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

          (b) if the number of Defaulted Shares exceeds 10% of the Shares to be purchased hereunder at such Closing Time, this Agreement will terminate without liability on the part of any non-defaulting Underwriter.

     No action taken pursuant to this Section will relieve any defaulting Underwriter from liability in respect of its default.

     In the event of any such default which does not result in a termination of this Agreement, either the remaining Underwriter or Underwriters or the Company will have the right to postpone such Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this
Section 11.

     SECTION 12. NOTICES

     All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to


     ; each with a copy to Chapman and Cutler, 111 W. Monroe Street, Chicago, Illinois 60603, Attention: Jonathan A. Koff. Notices to the Company shall be directed to it at OGE Energy Corp., 321 North Harvey, P. O. Box 321, Oklahoma City, Oklahoma, Attention:

President and Chief Executive Officer, with a copy to Jones Day, 77 West Wacker, Chicago, Illinois 60601, Attention: Robert J. Joseph, Esq.

     SECTION 13. PARTIES

     This Agreement shall inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 7 and 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Shares from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

     SECTION 14. GOVERNING LAW AND TIME

     THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. Except as otherwise set forth herein, specified times of day refer to New York City time.

     SECTION 15. EFFECT OF HEADINGS

     The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

                      [This space intentionally left blank]

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.

                                       Very truly yours, OGE

                                       ENERGY CORP.


                                       By:
                                           -------------------------------------
                                       Title:
                                              ----------------------------------

CONFIRMED AND ACCEPTED,
  as of the date first above written:

BY:


By:
    ---------------------------------
Title:
       ------------------------------

                                   SCHEDULE A.

                                                                                         Total Number of
                                                                                        Firm Shares to be
                                 Name of Underwriter                                        Purchased
                                 -------------------                                        ---------
......................................................................................
......................................................................................
......................................................................................
Total................................................................................

                                    Sch. A-1

                                   SCHEDULE B.

     The information set forth below constitutes the only information furnished to the Company by any Underwriter expressly for use in the Registration Statement (or any amendment thereto) or preliminary prospectus or the Prospectus (or any amendment or supplement thereto):

                                    Sch. B-1